As filed with the Securities and Exchange Commission on August 31, 2001
                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                   COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   13-3728359
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

             500 Glenpointe Centre West, Teaneck, New Jersey 07666
--------------------------------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                   Cognizant Technology Solutions Corporation
                  1999 Incentive Compensation Plan, as amended
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                               Wijeyaraj Mahadeva
                Chairman of the Board and Chief Executive Officer
                   Cognizant Technology Solutions Corporation
              500 Glenpointe Centre West, Teaneck, New Jersey 07666
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (201) 801-0233
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:

                              David J. Sorin, Esq.
                             David S. Matlin, Esq.
                                Hale and Dorr LLP
                              650 College Road East
                               Princeton, NJ 08540
                                 (609) 750-7600

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                    Proposed            Proposed
                                                       Amount        Maximum              Maximum         Amount Of
        Title Of Securities                            To Be      Offering Price        Aggregate      Registration
         To Be Registered                           Registered      Per Share         Offering Price        Fee
--------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $.01
per share

Issuable pursuant to options or other
awards to be granted under Cognizant
Technology Solutions Corporation
1999 Incentive Compensation Plan, as amended....    3,000,000(1)    $41.76(2)       $125,280,000(2)       $31,320

--------------------------------------------------------------------------------------------------------------------

(1) Includes an indeterminate number of shares of the Registrant's Class A Common Stock as may be issuable in the event of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended. Does not include (i) 2,000,000 shares of Class A Common Stock (as adjusted to reflect the Registrant's two-for-one forward stock split recapitalization effected in March 2000) issuable under the Cognizant Technology Solutions Corporation 1999 Incentive Compensation Plan, as amended (the "Incentive Plan") which were previously registered pursuant to the Registration Statement on Form S-8 filed on September 10, 1999 (Registration Number 333-86909), and (ii) 1,000,000 shares of Class A Common Stock issuable under the Incentive Plan which were previously registered pursuant to the Registration Statement on Form S-8 filed on August 10, 2000 (Registration No. 333-43402).

(2) Pursuant to Rule 457(c) and Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low price per share of the Registrant's Class A Common Stock as reported on the Nasdaq National Market on August 28, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents  containing the information  specified in the instructions to
Part I of Form S-8 will be sent or given to participants of the 1999 Incentive Compensation Plan as required by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Act"). As permitted by the instructions to Part I of Form S-8, these documents are not filed with this Registration Statement.

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 (the "Registration Statement") has been filed by Cognizant Technology Solutions Corporation, a Delaware corporation (the "Company"), in order to register an additional 3,000,000 shares of Class A Common Stock, $.01 par value, issuable upon the exercise of stock options or other awards granted under the Company's Incentive Plan. Pursuant to the Act, we register these securities in addition to securities of the same class previously registered on the Registration Statement (Registration Statement No. 333-59439) filed with the Securities and Exchange Commission on July 20, 1998, the Registration Statement (Registration Statement No. 333-86909) filed with the Securities and Exchange Commission on September 10, 1999 and the Registration Statement (Registration Statement No. 333-43402) filed with the Securities and Exchange Commission on August 10, 2000 (collectively, the "Prior Registration Statements"), and, in accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein.

     In accordance with General Instruction E to Form S-8, the following exhibits are filed herewith:

   Exhibit
   Number            Description
   ------            -----------

     5         Opinion of Hale and Dorr LLP

    10.1       Cognizant  Technology   Solutions  Corporation   1999   Incentive
               Compensation Plan, as amended.

    23.1       Consent of PricewaterhouseCoopers LLP

    23.2 Consent of Hale and Dorr LLP (contained in the opinion filed as Exhibit 5)

    24         Power of Attorney (included on signature page)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Teaneck, State of New Jersey, on this 31st day of August, 2001.

                                    COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

                                    By:  /s/Wijeyaraj Mahadeva
                                         ------------------------------------
                                          Chairman of the Board and
                                          Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Wijeyaraj Mahadeva and Gordon Coburn, and each of them his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                         TITLE                     DATE
          ---------                         -----                     ----

/s/ Wijeyaraj Mahadeva        Chairman of the Board and          August 31, 2001
-----------------------
Wijeyaraj Mahadeva            Chief Executive Officer
                              (principal executive officer)

/s/ Gordon Coburn             Senior Vice President, Chief       August 31, 2001
-----------------------
Gordon Coburn                 Financial Officer, Treasurer
                              and Secretary (principal
                              financial and accounting
                              officer)

/s/ Robert W. Howe            Director                           August 31, 2001
-----------------------
Robert W. Howe

                              Director
-----------------------
John Klein

/s/ Venetia Kontogouris       Director                           August 31, 2001
-----------------------
Venetia Kontogouris

                              Director
-----------------------
David M. Thomas

                              Director
-----------------------
James C. Malone

/s/ Robert E. Weissman        Director                           August 31, 2001
-----------------------
Robert E. Weissman

/s/ Thomas M. Wendel          Director                           August 31, 2001
-----------------------
Thomas M. Wendel

                                  EXHIBIT INDEX

   Exhibit
   Number            Description
   ------            -----------

     5         Opinion of Hale and Dorr LLP

    10.1       Cognizant  Technology   Solutions  Corporation   1999   Incentive
               Compensation Plan, as amended.

    23.1       Consent of PricewaterhouseCoopers LLP

    23.2 Consent of Hale and Dorr LLP (contained in the opinion filed as Exhibit 5)

    24         Power of Attorney (included on signature page)